Unified Payments, LLC

Consolidated Financial Statements as of and for the

Year Ended December 31, 2011 and Independent

Auditors’ Report

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UNIFIED PAYMENTS, LLC

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	3

Consolidated Balance Sheet	4

Consolidated Statement of Operations	5

Consolidated Statement of Members’ Deficit	6

Consolidated Statement of Cash Flows	7

Notes to Consolidated Financial Statements	8-24

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Report of Independent Certified Public Accountants

To the Members of

Unified Payments, LLC

We have audited the accompanying consolidated balance sheet Unified Payments, LLC and subsidiaries (the “Company”) as of December 31, 2011, and the related consolidated statements of operations, changes in members’ deficit and cash flows for the year ended December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Unified Payments, LLC and subsidiaries as of December 31, 2011, and the results of their operations and their cash flows for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

June 4, 2012

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UNIFIED PAYMENTS, LLC

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$865,765
Accounts receivable, net	2,073,095
Prepaid expenses and other current assets	706,957

Total current assets	3,645,817
PROPERTY AND EQUIPMENT, NET	28,996
MERCHANT PORTFOLIOS, NET	10,760,090
CUSTOMER ACQUISITION COSTS, NET	721,522
OTHER ASSETS, NET	364,565

Total assets	$15,520,990

LIABILITIES AND MEMBERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$1,913,962
Accrued expenses	1,366,909
Current portion of long-term debt	2,515,898
Deferred revenue	349,633

Total current liabilities	6,146,402

LONG-TERM LIABILITIES:
Long-term debt	17,340,035

Total liabilities	23,486,437

MEMBERS' DEFICIT:
Members contributed capital - Class A Units	490
Preferred unit - Class B Unit	10,700,000
Accumulated deficit	(18,665,937)

Total members' deficit	(7,965,447)

Total liabilities and members' deficit	$15,520,990

See notes to consolidated financial statements.

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UNIFIED PAYMENTS, LLC

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011

REVENUE	$59,474,079

DIRECT EXPENSES:
Interchange fees	38,414,402
Cost of service	13,039,116
General and administrative	5,548,342

Total direct expenses	57,001,860

OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION	2,472,219

DEPRECIATION AND AMORTIZATION	(4,301,623)
AMORTIZATION OF CUSTOMER ACQUISTION COSTS	(143,643)

OPERATING LOSS	(1,973,047)

INTEREST EXPENSE, NET	(2,946,312)
NON-RECURRING ORGANIZATION COSTS	(91,077)

NET LOSS	$(5,010,436)

See notes to consolidated financial statements.

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UNIFIED PAYMENTS, LLC

CONSOLIDATED STATEMENT OF MEMBERS' DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2011

	Class A		Class B		Accumulated
	Units	Amount	Unit	Amount	Deficit	Total
BALANCE — December 31, 2010	-	-	-	-	$(13,655,501)	$(13,655,501)

Issuance of Class A units	490	$490	-	-	-	490
Conversion of debt to Class B unit			1	$10,700,000	-	10,700,000
Net loss	-	-	-	-	(5,010,436)	(5,010,436)

BALANCE — December 31, 2011	490	$490	1	$10,700,000	$(18,665,937)	$(7,965,447)

See notes to consolidated financial statements.

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UNIFIED PAYMENTS, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2011

OPERATING ACTIVITIES:
Net loss	$(5,010,436)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,301,623
Amortization of customer acquisition costs	143,643
Amortization of debt issuance costs	7,663
Noncash interest expense on note payable	106,676
Changes in operating assets and liabilities:
Accounts receivable	(699,239)
Prepaid and other current assets	(339,069)
Other assets	49,949
Accounts payable and accrued expenses	494,786
Payments to acquire new customer accounts	(865,165)
Deferred revenue	349,633

Net cash used in operating activities	(1,459,936)

INVESTING ACTIVITIES:
Capital expenditures	(29,970)

Net cash used in investing activities	(29,970)

FINANCING ACTIVITIES:
Repayment of short term advances	(950,000)
Proceeds from borrowings under long-term debt arrangements	7,550,000
Principal repayments under long-term debt arrangements	(3,995,290)
Debt issuance costs	(260,731)

Net cash provided by financing activities	2,343,979

NET INCREASE IN CASH AND CASH EQUIVALENTS	854,073

CASH AND CASH EQUIVALENTS — Beginning of year	11,692

CASH AND CASH EQUIVALENTS — End of year	$865,765

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$2,803,212

Conversion of debt to Class B Unit	$10,700,000

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UNIFIED PAYMENTS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2011

1.	ORGANIZATION

On December 10, 2010, Unified Payments, LLC (the “Company”) was formed as a limited liability company in the State of Delaware as Star Acquisition Vehicle, LLC, which was subsequently renamed Unified Payments, LLC, with the purpose to acquire certain assets of Star Capital Management, LLC, founded in 2008 as a Florida Limited Liability Company (“SCM”). The Company has an unlimited life unless dissolved by the Board.

On January 11, 2011, a majority of the payment processing assets of SCM as well as a majority of the assets of the following subsidiaries of SCM were merged into the Company (the “Merger”): Merchant Capital Holding Corp., a Florida Corporation, Merchant Processing Services Corp., a New York Corporation (“MPS Oldco”), Unified Pay Corp., a Nevada corporation, First Business Solutions Corp., a Nevada Corporation, Process Pink Payments, LLC, a Nevada Limited Liability Company (“PPP Oldco”); and Merchant Capital Portfolios, LLC., a Florida Limited Liability Company (“MCP Oldco”). The Company created the following Delaware subsidiaries as part of the Merger: New Edge Payments, LLC (“NEP”), Process Pink Payments, LLC (“PPP”), BPS Acquisition, LLC (“BPS”), Hospitality Payment Solutions, LLC (“HPS”), and First Business Solutions, LLC (“FBS”). NEP is 90% owned by the Company and 10% owned by a member of the Company’s management team. PPP is 90% owned by the Company and 10% owned by two members of the Company’s management team.

Simultaneous with the Merger, PC Acquisition, LLC (“PCA”), a participating lender in the MBF loans to the Company (see Note 6), and also a subsidiary of Pipeline Cynergy Holdings LLC (“PCH”), a company majority owned by The ComVest Group (“ComVest”), was issued 510 warrants (“PCA Warrants”) to acquire 51% of the Company’s outstanding Class A units for an aggregate exercise price of $1. The PCA Warrants vested immediately and expire on January 11, 2026. Additionally, PCA also holds an option (“PCA Option”) to purchase the remaining 49% of the Class A units based on the fair market value of the Company to be determined as of the end of the preceding calendar month, as determined by an independent third party appraiser. The PCA Option vested immediately and expires on January 11, 2018. The PCA Warrants and the PCA Option has not yet been exercised. The Company paid $150,000 as a structure fee to ComVest Advisors, LLC, an affiliate of ComVest, in connection with these transactions.

On December 14, 2011, the Company entered into an agreement (“Buy-Out Option”) to allow one of the members of the Class A units the sole and exclusive right to acquire the PCA Warrants and the PCA Option in the Company without payment of any further consideration to PCA, provided the Company repays all outstanding principal and accrued interest on PCA’s portion of the MBF loan. The terms of the Buy-Out Option require, among other things, the Company to fulfill its obligations of its Tier 1 processing minimums under its agreement with Cynergy Data, LLC (“Cynergy”) (see Note 9). Further, the Company is obligated to pay any shortfall in Tier 2 processing minimums which may be due to Cynergy at the end of 24 months after the Company exercises the Buy-Out Option. Additionally, within three months of the exercising of the option, the Company shall cease using common office space, corporate health and welfare benefits, insurance, and other administrative services it currently shares with PCA or related entities. The Buy-Out Option was effective December 14, 2011 and continues for a period of six months after the date that a full audit of the stand-alone financial affairs of the Company has been completed for the year ended December 31,2011.

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2.	OPERATIONS

The Company is engaged in the business of providing payment processing solutions to small and medium size merchants located across the United States. The Company generates revenues from transaction fees, service fees, percentage of the dollar amount of each transaction and other fees associated with processing of a cashless transaction at the point of sale. The Company serves merchants primarily in the retail, education, restaurant, supermarket, petroleum and hospitality sectors.

The Company’s service and product offerings facilitate the exchange of information and funds between merchants and cardholders’ financial institutions, providing end-to-end electronic payment processing services, including merchant set-up and training, transaction authorization and electronic draft capture, clearing and settlement, merchant accounting, merchant assistance and support and risk management, in both traditional card-present and card-not-present environments.

The Company earns revenue principally from transaction fees associated with the processing of debit and credit card transactions initiated by each of the Company’s merchant customers. Transaction fees are assessed to the Company’s merchant customers via traditional “discount rates,” which are generally based on a specified percentage of the transaction value, as well as a specified amount per transaction. The Company also earns revenue from periodic fees for providing various merchant payment services (e.g., help desk support and fraud monitoring), as well as from the sale of payment processing equipment (e.g., point-of-sale credit and debit card terminals) and software solutions to its merchant customers.

The primary costs incurred in delivering services to the Company’s merchant customers are interchange fees paid to card-issuing banks and various transaction fees paid to third-party network service providers and processing banks.

Card associations, such as Visa® and MasterCard® (the “Card Associations”), are organizations comprised of an alliance of insured financial institutions (“Member Banks”) that work in conjunction with various local, state, territory, and federal government agencies to make the rules and guidelines regarding the use and acceptance of credit cards. Member Banks enter into agreements with numerous vendors for all aspects of providing credit and debit card services. Card Association rules require that those vendors be sponsored by a Member Bank and registered with the Card Associations. The Company is sponsored primarily by three Member Banks — Harris Bank, N.A., Wells Fargo Bank, N.A., and First National Bank of Omaha. The Company is a registered Independent Sales Organization (“ISO”) with Visa® and a registered Member Service Provider with MasterCard®. The Company’s sponsorship agreements allow the Company to capture and process electronic data in a format to allow such data to flow through the networks for clearing and fund settlement of merchant transactions.

The Company uses an indirect and a direct sales force to attract and retain merchant accounts and uses third-party developed systems to provide electronic data transmission or other back office services. Additionally, the Company contracts with other ISO’s and Independent Sales Agents (“ISA’s”) to attract new merchant accounts on the Company’s behalf and to perform certain back office services using third-party developed systems.

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3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Liquidity — The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2011, the Company has a working capital deficit of approximately $2.5 million and a members’ deficit of approximately $8 million. The Company believes that its cash on hand at December 31, 2011, combined with its anticipated cash flows from operations in 2012 will be sufficient to support planned operations in 2012.

Basis of Presentation — The accompanying consolidated financial statements include those of the Company and its wholly-owned and majority-owned subsidiaries. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All intercompany balances and transactions with the Company’s subsidiaries have been eliminated upon consolidation.

Use of Estimates — Preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Significant estimates include (i) the valuation of acquired merchant portfolios (ii) the recoverability of long-lived assets, (iii) the remaining useful lives of long-lived assets, and (iv) the sufficiency of merchant, legal, and other reserves. On an ongoing basis, the Company evaluates the sufficiency and accuracy of its estimates. Actual results could differ from those estimates.

Cash and Cash Equivalents, and ISO Deposits — Cash and cash equivalents include cash on hand and all liquid investments with an initial maturity of three months or less when purchased. These amounts also include cash that the Company withholds from its ISO’s (“ISO Deposits”) and designates as reserve funds to collateralize contingent liabilities associated with losses attributable to merchant defaults. The Company records a corresponding liability for such ISO Deposits in the accompanying consolidated balance sheet. While not restricted in its use, the Company believes that designating this cash to collateralize contingent liabilities from merchant defaults strengthens its fiduciary standing with its sponsoring Member Banks and is in accordance with guidelines set by the Card Associations. As of December 31, 2011, cash and cash equivalents included $52,313 held on reserve as ISO Deposits. At times, cash balances held at financial institutions were in excess of federally insured limits.

Property and Equipment — Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over periods ranging from three to ten years. The Company periodically evaluates the depreciation periods of property and equipment to determine whether events or circumstances warrant revised estimates of useful lives. Any such revisions are accounted for prospectively, beginning in the period of change.

Expenditures for repairs and maintenance are charged to operating expense as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. At the time of retirements, sales, or other dispositions of property and equipment, the original cost and related accumulated depreciation are removed from the respective accounts, and the gains or losses are presented as a component of income or loss from operations.

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Merchant Portfolios — Merchant portfolios represent the value of an acquired merchant customer base, and are amortized over their respective estimated useful lives, generally five years. Merchant portfolios are assessed for impairment if events or circumstances indicate that their respective carrying values are not recoverable from the future anticipated undiscounted net cash flows attributable to such assets. In such cases, the amount of any potential impairment would be measured as the excess, if any, of carrying value over the fair value of such assets. No impairment charges were recorded in 2011.

Accrued Residual Commissions — The Company pays commissions to ISO’s and ISA’s or to the Company’s direct sales force based on the processing volume of the merchants enrolled. The commission payments are based on varying percentages of the volume processed by the Company on behalf of the merchants. Percentages vary based on the program type and transaction volume of each merchant. The Company reports commission payments as a cost of service in the accompanying consolidated statement of operations. As of December 31, 2011, the residual commission payable to ISO’s and ISA’s was $945,947 and the amount payable to the direct sales force was $29,728, which amounts are included in accounts payable and accrued liabilities, respectively, in the accompanying consolidated balance sheet.

Revenue and Cost Recognition — The Company adopted Accounting Standards Update No. 2009- 13, “Multiple-Deliverable Revenue Arrangements” (“ASU 2009-13”) in the current period. ASU 2009-13 requires the use of the relative selling price method of allocating the total consideration to units of accounting in a multiple element arrangement and eliminates the residual method. This accounting principle requires an entity to allocate revenue in an arrangement using the estimated selling price of deliverables if it does not have vendor-specific objective evidence (“VSOE”) or third-party evidence (“TPE”) of selling price.

VSOE is the price charged when the same or similar product or service is sold separately. The Company defines VSOE as a median price of recent stand-alone transactions that are priced within a narrow range. TPE is determined based on the prices charged by our competitors for a similar deliverable when sold separately.

The Company evaluates each deliverable in our arrangements to determine whether it represents a separate unit of accounting. A deliverable constitutes a separate unit of accounting when it has stand-alone value to our customers. The Company’s products and services qualify as separate units of accounting under ASU 2009-13.

The Company derives revenues primarily from the electronic processing of services including credit, debit and electronic benefits transfer card processing authorized and captured through third-party networks, check conversion and guarantee, electronic gift certificate processing, and equipment leasing and sales. This revenue is recorded as bankcard and other processing transactions are processed.

Typically, fees charged to merchants for these processing services are based on a variable percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Merchant customers may also be charged miscellaneous fees, including statement fees, annual fees, monthly minimum fees, fees for handling chargebacks, gateway fees, and fees for other miscellaneous services.

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The fair value for annual fees is based on the annual contract renewal price and is deemed to represent stand-alone selling price based upon VSOE. The fair value for processing fees is based on prices charged by our competitors for similar deliverables when sold separately and is deemed to represent stand-alone selling price based upon TPE.

Deferred revenue represents primarily amounts received in advance for annual fee billings, and are recognized on a monthly basis over the period charged.

Generally, the Company (i) is the primary obligor in its arrangements with its merchant customers, (ii) has latitude in establishing the price of its services, (iii) has the ability to change the product and perform parts of the services, (iv) has discretion in supplier selection, (v) has latitude in determining the product and service specifications to meet the needs of its merchant customers, and (vi) assumes credit risk. In such cases, the Company reports revenues gross of amounts paid to its sponsoring Member Banks, as well as fees paid to card-issuing Member Banks and Card Associations on behalf of its sponsoring Member Banks for interchange and assessments, which are fees charged by the card associations to process the credit card transactions.

Cost of services is comprised primarily of processing fees paid to third parties attributable to providing transaction processing and other services to the Company’s merchant customers. Interchange fees and cost of services are recognized as incurred, which generally occurs in the same period in which the corresponding revenue is recognized.

Receivables are stated net of allowance for doubtful accounts. The Company estimates its allowance based on experience with its merchants, ISO’s, ISA’s, and sales force and its judgment as to the likelihood of their ultimate payment. The Company also considers collection experience and makes estimates regarding collectability based on trends in aging. Historically, the Company has not experienced significant charge offs for its merchant receivables. The Company's primary receivables are from its bankcard processing merchants. The Company has recorded $44,107 as an allowance for doubtful accounts as of December 31, 2011.

Debt Issuance Costs — The Company incurred debt issuance costs of $260,731 related to the Merger. The Company expensed $200,000 of such costs in 2011 as interest expense in the accompanying consolidated statement of operations at the time the Company refinanced certain notes with MBF Merchant Capital, LLC (see Note 6). The remaining balance of $53,068, net of accumulated amortization of $7,663, is included in other assets at December 31, 2011 on the consolidated balance sheet. These costs are amortized using the effective interest method over the term of the debt.

Income Taxes — The Company is a Delaware limited liability company. The Company has elected to be treated as a partnership for the purpose of filing income tax returns and as such, the income and losses of the Company flow through to the members. Accordingly, no provisions for federal taxes are provided in the financial statements. The Company includes income tax related interest and penalties in operating expenses when incurred.

The Company applies the provisions related to uncertain tax positions. As required by the uncertain tax position guidance, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Company applied the uncertain tax position guidance to all tax positions for which the statute of limitations remained open. The Company is subject to filing tax returns in the U.S. federal jurisdiction and various states. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. The Company is no longer subject to U.S. federal and state income tax examinations by tax authorities for the years before 2010. The Company does not have any material uncertain tax positions as of December 31, 2011.

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Capitalized Customer Acquisition Costs, Net — Capitalized customer acquisition costs consist of up-front cash payments made to certain ISO’s for the establishment of new merchant relationships. Capitalized customer acquisition costs represent incremental, direct customer acquisition costs that are recoverable through gross margins associated with merchant contracts. The up-front payment to the ISO is based on the estimated gross margin for the first year of the merchant contract. The deferred customer acquisition cost asset is recorded at the time of payment and the capitalized acquisition costs are primarily amortized on a straight line basis over a period of three years.

Management evaluates the capitalized customer acquisition costs for impairment at each balance sheet date by comparing, on a pooled basis by vintage month of origination, the expected future net cash flows from underlying merchant relationships to the carrying amount of the capitalized customer acquisition costs. If the estimated future net cash flows are lower than the recorded carrying amount, indicating an impairment of the value of the capitalized customer acquisition costs, the impairment loss will be charged to operations.

During the year ended December 31, 2011, the Company had recorded $865,165 in capitalized customer acquisition costs and $143,643 in related amortization. The Company believed that no impairment of capitalized customer acquisition costs had occurred as of December 31, 2011.

Processing Liabilities and ISO Deposits — The majority of the Company's processing liabilities include amounts associated with bankcard and check processing. In addition, the Company maintains deposits from ISO’s to offset potential liabilities from merchant chargeback processing. Disputes between a cardholder and a merchant periodically arise due to the cardholder's dissatisfaction with merchandise quality or the merchant's service, and the disputes may not always be resolved in the merchant's favor. In some of these cases, the transaction is "charged back" to the merchant and the purchase price is refunded to the cardholder by the credit card-issuing institution. If the merchant is unable to fund the refund, the Company is liable for the full amount of the transaction. The Company's obligation to stand ready to perform is minimal. The Company maintains a deposit from certain ISO’s as an offset to potential contingent liabilities that are the responsibility of such merchants. The Company evaluates its ultimate risk and records an estimate of potential loss for chargebacks related to merchant fraud based upon an assessment of actual historical fraud loss rates compared to recent bankcard processing volume levels. The amounts recorded as of December 31, 2011 for the processing liability and ISO Deposits were $409,831 and $52,313, respectively, and are included in the consolidated balance sheet at December 31, 2011 in accounts payable and accrued expenses, respectively.

Fair Value Measurements — The Company measures certain nonfinancial assets and liabilities at fair value on a nonrecurring basis. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-level fair value hierarchy to prioritize the inputs used to measure fair value and maximizes the use of observable inputs and minimizes the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

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•	Level 1 — Quoted market prices in active markets for identical assets or liabilities as of the reporting date

•	Level 2 — Observable market based inputs or unobservable inputs that are corroborated by market data

•	Level 3 — Unobservable inputs that are not corroborated by market data

The fair values of the Company’s merchant portfolios are primarily based on Level 3 inputs and are generally estimated based upon independent appraisals that include discounted cash flow analyses based on the Company’s most recent cash flow projections, and, for years beyond the projection period, estimates based on assumed growth rates. Assumptions are also made regarding appropriate discount rates, perpetual growth rates, and capital expenditures, among others. In certain circumstances, the discounted cash flow analyses are corroborated by a market-based approach that utilizes comparable company public trading values, and, where available, values observed in private market transactions.

Concentrations — The Company’s revenue is substantially derived from processing Visa® and MasterCard® bank card transactions. Because the Company is not a Member Bank, in order to process these bank card transactions, the Company currently maintains sponsorship agreements with three Member Banks, which require, among other things, that the Company abide by the by-laws and regulations of the Card Associations.

Substantially all of the Company’s revenues are attributable to merchant customer transactions, which are processed primarily by three third-party processors. The Company processed 48% of its revenue with Cynergy, 32% with National Processing Company, and 17% with First Data. As of December 31, 2011, balances due from these processors represented 69%, 16%, and 10%, respectively, of the Company’s accounts receivable balance.

4.	PROPERTY AND EQUIPMENT

At December 31, 2011, property and equipment consisted of the following:

Equipment	22,175
Leasehold property	7,795
29,970
Less accumulated depreciation	(974)
Property and equipment — net	$28,996

Depreciation expense totaled $974 for the year ended December 31, 2011.

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5.	MERCHANT PORTFOLIOS

The following table reflects the cost and net carrying value of the merchant portfolios as of December 31, 2011:

Portfolio	Cost	Accumulated Amortization	Net Value

New Edge Payments	$23,401,987	$20,403,862	$2,998,125
Process Pink Payments	4,000,639	1,466,901	2,533,738
BPS Acquistion	5,910,477	2,462,699	3,447,778
Hospitality Payment Solutions	532,048	342,154	189,894
First Business Solutions	3,059,207	1,468,652	1,590,555

	$36,904,358	$26,144,268	$10,760,090

Amortization expense of $4,300,649 for the year ended December 31, 2011 is recognized using a straight line basis as the Company believes the straight line method best reflects the pattern in which the economic benefits of the respective asset is consumed. Annual amortization expense for each of the four succeeding fiscal years is estimated to be as follows:

2012	$4,300,649
2013	3,701,024
2014	2,397,840
2015	360,577

 Actual amortization expense to be reported in future periods could differ from these estimates as a result of new intangible asset acquisitions, changes in useful lives, and other relevant factors.

6.	LONG TERM DEBT

The components of the Company’s outstanding long-term debt as of December 31, 2011 were as follows:

RBL Capital Group, LLC	$6,769,262
MBF Merchant Capital, LLC	10,294,175
Capital Sources of New York	2,300,000
Hatziris	62,912
Prime Portfolios, LLC	12,917
National Processing Company	416,667
19,855,933
Less current portion	(2,515,898)
$17,340,035

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Scheduled debt principal repayments are as follows:

	Maturity	2012	2013	2014	2015	2016

RBL Capital Group, LLC	2014	$2,058,905	$2,402,550	$2,307,807	-	-
MBF Merchant Capital, LLC	2016	131,168	1,578,118	1,975,373	$3,105,471	$3,504,045
Capital Sources of NY	2015	-	1,054,163	1,149,996	95,841	-
Prime Portfolios, LLC	2012	12,917	-	-	-	-
Hatziris	2012	62,912	-	-	-	-
National Processing Company	2013	249,996	166,671	-	-	-

		$2,515,898	$5,201,502	$5,433,176	$3,201,312	$3,504,045

As part of the Merger and restructuring of debt on January 11, 2011, the Company assumed various notes payable as follows:

RBL Capital Group, LLC

In conjunction with the Merger, several subsidiaries of the Company entered into certain new loan agreements with RBL Capital Group, LLC (“RBL”), an existing lender to SCM, with similar terms and conditions to the existing loan agreements. The borrowers are obligated to comply with certain covenants. As of December 31, 2011, the Company was in compliance with all debt covenants under the terms of the loan facility, other than the covenant to deliver the audited financial statements within the required timeframe. A waiver was obtained from RBL for this loan covenant violation.

The subsidiaries of the Company that entered into the new loan agreements with RBL on January 11, 2011 were as follows:

BPS entered into a new loan agreement with RBL in the sum of $2,829,240, the proceeds of which were used to pay in full the borrower’s purchase of the assets from MCP Oldco. Commencing January 18, 2011, the Company is obligated to make 10 monthly interest only payments of $36,863, followed by 36 equal monthly payments of principal and interest each in the amount of $98,959. Interest on the note is 15.635% per annum. Under the terms of the loan, in the event that the cash flow ratio, as defined in the loan agreement, is at the end of any calendar month less than 2.5:1 for three consecutive months, then the Company shall be obligated to increase the monthly principal and interest payment to be $197,917 until such time the ratio falls below 2.5:1 for two consecutive months. The BPS loan is collateralized by a security agreement whereby the lender has a senior priority security interest in the assets of the borrower and the loan is guaranteed by NEP.

NEP entered into a new loan agreement with RBL in the sum of $2,108,971, the proceeds of which were used to pay in full the borrower’s purchase of the assets from MPS Oldco. Commencing January 18, 2011, the Company is obligated to make one interest only payment of $24,872 followed by nine interest only payments of $27,478, followed by 36 equal monthly payments of principal and interest each in the amount of $73,766. Interest on the note is 15.635% per annum. Under the terms of the loan, in the event that the cash flow ratio, as defined in the loan agreement, is at the end of any calendar month less than 5:1 for three consecutive months, then the Company shall be obligated to increase the monthly principal and interest payment to be $147,531, until such time the ratio falls below 5:1 for two consecutive months. The loan is collateralized by a security agreement whereby the lender has a senior priority security interest in the assets of the borrower. In addition, NEP is the guarantor for the loan between RBL and BPS.

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PPP entered into a new loan agreement with RBL in the sum of $2,141,836, the proceeds of which were used to pay in full the borrower’s purchase of the assets from PPP Oldco. Commencing January 18, 2011, the Company is obligated to make 10 monthly interest only payments of $27,906, followed by 36 equal monthly payments of principal and interest each in the amount of $74,915. Interest on the note is 15.635% per annum. Under the terms of the loan, in the event that the cash flow ratio, as defined in the loan agreement, is at the end of any calendar month less than 3.5:1 for three consecutive months, then the Company shall be obligated to increase the monthly principal and interest payment to be $149,830, until such time the ratio falls below 3.5:1 for two consecutive months. Certain prepayment penalties exist, up to a maximum of 4% of the amount pre-paid, if the note is paid prior to maturity. The loan is collateralized by a security agreement whereby the lender has a senior priority security interest in the assets of the borrower.

The total amount outstanding under the notes payable to RBL was $6,769,262 at December 31, 2011. The Company recorded total interest expense related to the RBL loans of $1,104,358 for the year ended December 31, 2011.

MBF Merchant Capital, LLC

On January 11, 2011, the Company executed with Merchant Capital, LLC, (“MBF”) a new term loan facility (“MBF Facility”), whereby the Company could borrow up to a maximum of $11,800,000. The facility is collateralized by a security agreement whereby the lenders have a senior priority security interest in the assets of HPS, FBS, and the assets of the Company to the extent such assets arc not pledged as collateral to RBL. In addition, MBF has a subordinated security interest in the assets of NEP, BPS, and PPP behind RBL.

The Company initially borrowed $3,037,500 under the facility as of December 31, 2010 at a rate of 15.635% per annum. On January 11, 2011, the Company refinanced the note and borrowed an additional $5,150,000 for a total borrowing of $8,187,500 (“MBF Note 1”) under the facility. The amended MBF Facility required interest only payments of $106,676 until November 15, 2011, at which time the Company was obligated to pay principal and interest on a monthly basis.

The proceeds from the additional borrowing under the facility were used to pay closing costs for the transaction and to repay certain liabilities assumed by the Company as part of the Merger, as follows:

Additional borrowings under the MBF Facility	$5,150,000

Use of Proceeds
Principal payment on note payable to Goldstein	2,000,000
Payment of short term advance due to Cynergy Data, LLC	450,000
Payment of short term advance due to MBF Merchant Capital, LLC	500,000
Payment of long term notes due to Prime Portfolios, LLC	727,560
Payment of closing costs	250,000
3,927,560
Net cash received after use of proceeds	$1,222,440

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In addition, the Company borrowed $200,000 (“MBF Note 2”) on May 4, 2011 and $200,000 (“MBF Note 3”) on July 11, 2011 under the facility. Both of these notes were interest only until November 15, 2011, and then principal and interest were due in equal installments for 36 months.

In December 2011, the MBF Note 1 was amended and restructured (“MBF Note 4”) to allow for the deferral of all principal and interest payments until February 15, 2013. Thereafter, payments of principal and interest are due in 36 equal monthly installments of $236,765, with a final balloon payment of $4,916,078 due February 15, 2016.

On December 15, 2011, the Company amended the MBF Facility, modifying the maximum borrowing limit to $10,350,000. Simultaneously, the Company borrowed an additional $2,000,000 (“MBF Note 5”) under the MBF Facility at a rate of 17.5% per annum, the proceeds of which were partially used to repay in full MBF Note 2 and MBF Note 3. The MBF Note 5 requires the Company to make interest only payments through June 15, 2012. Thereafter, principal and interest payments are due in 36 equal installments each of $50,244, with a final balloon payment of $1,026,051 due July 15, 2015.

PCA is a participating lender in the MBF Facility.

The Company is obligated to comply with certain covenants. As of December 31, 2011, the Company was in compliance with all debt covenants under the terms of the loan facility, other than the covenant to deliver the audited financial statements within the required timeframe. A waiver was obtained from MBF for this loan covenant violation.

Additionally, under the terms of the MBF Facility, the Company is obligated to make a one- time penalty payment of $100,000 if the balance is not repaid on or before January 15, 2013. The Company intends on refinancing the MBF Facility prior to January 15, 2013, and as such, the Company has not recorded any liability for the penalty.

The total principal amount outstanding under the MBF Facility was $10,294,175 as of December 31, 2011. The Company recorded interest expense related to the MBF Facility of $1,258,298 for the year ended December 31, 2011.

Capital Sources of New York

On January 11, 2011, as part of the Merger, the Company assumed the outstanding note payable of $2,300,000 in principal due to Capital Sources of New York. Under the terms of the note, beginning February 1, 2011, the note is interest only through February 1, 2013, at which time principal and interest is payable in 24 equal installments. The note bears interest at the rate of 15% per annum. The note is unsecured.

The total principal outstanding under the note was $2,300,000 as of December 31, 2011. The Company recorded interest expense related to the note of $316,250 for the year ended December 31, 2011.

Prime Portfolios, LLC.

On January 11, 2011, as part of the Merger, the Company assumed the outstanding note payable of $155,000 in principal due to Prime Portfolios, LLC. Under the terms of the note, beginning February 1, 2011, and continuing monthly thereafter, the Company is obligated to pay $12,917 on a monthly basis until maturity in January 2012. The note is unsecured and is non-interest bearing.

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The total amount outstanding under the note was $12,917 as of December 31, 2011.

John Hatziris

On January 11, 2011, as part of the Merger, the Company was assigned the remaining balance of $124,439 of the note payable due under the Purchase and Sales Contract effective October 9, 2007 between First Business Solutions, Inc. (“FBS, Inc.”) and John Hatziris (“Hatziris”), whereby Hatziris sold and FBS, Inc. purchased the remaining 20% ownership interest of Hatziris in FBS Inc. The note accrues interest at the rate of 8.25% per annum. The Company is required to make monthly principal and interest payments of $6,384 until the note matures on October 1, 2012.

The total amount outstanding under the note was $62,912 as of December 31, 2011. The Company recorded interest expense related to the note of $6,815 for the year ended December 31, 2011.

National Processing Company

On August 27, 2009, a settlement (“NPC Settlement”) was reached for an action filed by the plaintiffs National Processing Company (“NPC”) and First National Bank of Omaha, and the defendant, Business Payment Systems, LLC. (“BPS, LLC”), an entity which sold certain payment processing assets to the Company along with the obligations of the NPC Settlement in November 2009. The terms of NPC Settlement provided for the dismissal of any claims the plaintiffs may have from the action, as well as NPC not exercising its contractual “right of first refusal” on the potential sale of any assets of BPS, LLC. The plaintiffs also waived their rights to subject BPS, LLC to make any shortfall payments defined in their marketing agreement. For settlement of all claims by plaintiffs, BPS, LLC agreed to pay $1,200,000 over 48 months, representing an additional $200,000 of simple interest over four years at the rate of 5% per annum. On January 11, 2011, the remaining outstanding amount due under the NPC Settlement was $666,667. As of December 31, 2011, the remaining obligation due is $416,667. Total interest expense for the year ended December 31, 2011 was $50,000.

7.	COMMITMENTS AND CONTINGENCIES

CAMOFI

On June 29, 2011, CAMOFI Master LDC, CAMHZN Master LDC, and Midsummer Investment, Ltd. (collectively “Plaintiffs”) commenced an action (the “Complaint”) against several entities with common ownership or other affiliation to ComVest, including, among others, ComVest, PCH, Cynergy, the Company, and several other affiliated companies to ComVest, and against certain of the then current officers and directors of such entities (collectively “Defendants”).

Plaintiffs, which are significant lenders to Pipeline Data, Inc (“Pipeline”), allege in the Complaint that, among other things, following the acquisition of Cynergy in October 2009 by ComVest or its affiliates, Plaintiffs proceeded to subjugate the most valuable assets, resources, and customers of Pipeline to Cynergy by effectively merging the two company’s operations. Plaintiffs claim this action limited Pipeline of its ability to operate independently, a violation of certain fiduciary obligations owed to Plaintiffs. The Complaint asserts that ComVest and the other Defendants carried out this purported scheme through a series of self-interested transactions and other measures in violation of the credit agreements governing the notes held by Plaintiffs. This “scheme,” Plaintiffs allege, caused Pipeline to default on its obligations under Plaintiffs’ notes on or about December 31, 2010. The Company intends to vigorously defend itself, as the Company has no business dealings with Plaintiffs and believes it is an unrelated party to the suit.

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On August 31, 2011, the Company filed a motion to be dismissed from the Complaint based on the notion the Company is an unrelated party. The Court heard oral arguments on January 17, 2012 and the decision for dismissal is pending. Further, on February 7, 2012, a motion was filed on behalf of all Defendants to compel arbitration and stay the litigation, which was awarded on May 1, 2012.

The Company believes it will be successful in defending the allegations made by the plaintiffs and that resolution to this matter will not have a material impact to its financial results.

Yehuda Keller

On December 10, 2010, Yehuda Keller, among others, (“Plaintiffs”) filed an action against, among other entities, Merchant Capital Portfolios, LLC, MPS Oldco, PPP Oldco, their parent company, and other affiliates of the parent (collectively “Defendants”), alleging, among other things, the Company failed to make certain residual payments to Plaintiffs after assuming the obligations of such payments in the purchase of certain assets from the Plaintiffs.

The Defendants disputed the allegations made by the Plaintiffs. During 2011, the parties were actively engaged in negotiating a settlement to the case. The Company believes it has reached a final settlement with the Plaintiff and has reserved approximately $470,000 as of December 31, 2011 to cover its legal fees and the settlement of the case, of which a portion is included in accounts payable and the remainder is included in accrued expenses as of December 31, 2011. The related expense was recorded in 2010.

E. Martin Davidoff

On January 11, 2011, as part of the Merger, the Company assumed certain obligations related to legal fees for services provided by E. Martin Davidoff Attorney At Law, a sole proprietor, (“Davidoff’). The legal services were provided to MPS Oldco prior to the Merger. The Company disputed the outstanding amounts due to Davidoff. Subsequently, Davidoff filed a complaint alleging breach of contract for unpaid services. As of December 31, 2011, the Company had reserved approximately $32,500 related to the matter which is included in accrued expenses on the consolidated balance sheet. On February 29, 2012, the Company and Davidoff reached a settlement for the amount reserved and the claim was subsequently dismissed.

Other Legal Proceedings

The Company is also involved in certain legal proceedings and claims, which arise in the ordinary course of business. In the opinion of the Company, based on consultations with outside counsel, the results of any of these ordinary course matters, individually and in the aggregate, are not expected to have a material effect on its results of operations, financial condition, or cash flows. As more information becomes available, if the Company should determine that an unfavorable outcome is probable on such a claim and that the amount of such probable loss that it will incur on that claim is reasonably estimable, it will record a reserve for the claim in question. If and when the Company records such a reserve, it could be material and could adversely impact its results of operations, financial condition, and cash flows. The Company’s policy is to accrue estimated legal fees and other directly related costs as part of its loss contingency accrual.

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Operating Leases

The Company leases certain office space and automobiles under operating leases with remaining terms ranging up to two years. The office space lease agreements contain certain renewal options and generally require the Company to pay certain operating expenses.

Future minimum lease commitments under non-cancelable operating leases at December 31, 2011 were as follows:

2012	95,213
2013	41,559
$136,772

The Company recorded total expense related to operating leases for the year ended December 31, 2011 of $275,095 which is included within general and administrative expenses in the accompanying consolidated statement of operations.

Employment Agreement

The Company entered into an employment agreement with its Executive Chairman, effective January 11, 2011, as amended, for an initial term of 2 years. The Executive Chairman is entitled to annual base compensation as well as a performance bonus with a maximum potential payout of 125% of the annual base compensation dependent on the results of the Company.

8.	CAPITAL STRUCTURE

On January 11, 2011, the Company issued 490 Class A voting units with a stated value of $1 per unit, distributed equally between two members. Simultaneously, the Company repaid $2,000,000 of principal on an outstanding $12,700,000 undocumented, unsecured, non-interest bearing note payable to one of its principal members, and converted the remaining $10,700,000 note balance to a Class B unit.

The Class B unit has the following characteristics: (i) non-convertible, (ii) non-participating, (iii) non-voting, (iv) a liquidation preference of $10,700,000 plus the unpaid 8% return, and (v) carries an 8% cumulative preferred return which accrues on a daily basis and compounds annually. The amount attributable to the cumulative preferred return was approximately $832,000 as of December 31, 2011. The Class B unit is classified as equity in the accompanying consolidated balance sheet and is reflected at its redemption value.

The board of directors of the Company may issue unlimited Class A units and Class B units, and add additional members subject to the approval of PCA.

Upon a liquidating event, distributions will be made in accordance with the Company’s operating agreement as follows: (1) to the holder of the Class B unit until the unpaid referred return is reduced to zero; (2) to the holder of the Class B unit until the unreturned Class B capital of $10,700,000 is reduced to zero; (3) to the holders of Class A units, pro rata in accordance with their relative unreturned capital, until the unreturned capital with respect to all Class A units is reduced to zero; and (4) to the holders of Class A units, pro rata, in accordance with their relative Class A percentage interests.

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9.	RELATED PARTY TRANSACTIONS Processing and Services Agreement

On January 11, 2011, the Company executed a processing and services agreement, as amended, with Cynergy whereby the Company outsources the processing of certain transactions and data capture services to Cynergy on behalf of its merchant customers. The contract obligates the Company to pay a minimum purchase commitment for credit card processing services from Cynergy based on per transaction processing fees (“Tier 1”) through December 2016 as follows:

Year	Commitment
2011	$375,230
2012	$888,229
2013	$1,065,874
2014	$1,279,049
2015	$1,534,859
2016	$1,841,831
Total	$6,985,072

During any calendar year, should the annual per transaction processing fees fall short of the minimum purchase commitment as calculated on a quarterly basis, the Company is obligated to pay the shortfall to Cynergy. The Company exceeded its minimum purchase commitment in 2011 as it paid $411,125 in per transaction processing fees, and, accordingly, no minimum amount was due to Cynergy. The Company recorded such amount as a cost of service in the accompanying consolidated statement of operations.

Further, the Company is obligated to pay an additional per transaction processing fee (“Tier 2”) during the term of the contract until such time Cynergy receives $2,000,000 in additional processing fees. The Company paid $118,109 toward the additional $2,000,000 commitment during the year 2011 which is included within cost of service in the accompanying consolidated statement of operations.

Additionally, under the contract, the Company is obligated to pay a one-time fee of $333,000 to Cynergy in three equal installments of $111,000 commencing on October 31, 2012 as an additional cost of service rendered under the contract for calendar 2012. The Company has reserved the $333,000 in accrued expenses in the accompanying consolidated balance sheet as of December 31, 2011.

Under the terms of the contract, in the event the annual minimum purchase commitment is not achieved in 2013, the Company shall be obligated to pay as penalty the sum of $250,000 to Cynergy by February 28, 2014, as well as any shortfall of the annual minimum purchase commitment for the 2013 year. The Company achieved its minimum purchase commitment in 2011, and, believes it is positioned to meet its annual minimum purchase commitment in 2013. As a result, the Company has not recorded a reserve for the $250,000 obligation for 2013.

Under the contract, Cynergy also provides the Company with certain back office services on behalf of the Company and its ISO’s including risk management, underwriting, technical support, reporting, training, payment card industry security and other administrative services. The fees for such services are charged at cost plus a 15% markup. These back office services are optional at the discretion of the Company once the Company has repaid $2,000,000 toward principal loan payment to MBF (see Note 6). The Company paid $470,361 toward the cost of these back office services for the year ended 2011 which has been recorded as a cost of service in the accompanying consolidated statement of operations.

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Following is a summary of the amounts due from (to) Cynergy as of December 31, 2011 as a result of the foregoing contract:

Accounts receivable for processing revenue	$1,430,670
Accounts payable for processing costs	(409,831)
Accounts payable and accrued liabilities for administrative services	(82,401)
Receivable for excess reserves	52,182
Net amount due from Cynergy	$990,620

The accounts receivable related to processing revenue represents revenue earned from the electronic processing of services with Cynergy on behalf of the Company’s merchant customers. The accounts payable related to processing costs represents unpaid fees due to Cynergy for the cost of said processing. The accounts payable related to back office services represent unpaid fees due to Cynergy for the cost of outsourcing back office services related to merchants such a risk management, underwriting, technical support and other services. The receivable for excess reserves represents an overpayment made by the Company to Cynergy in fulfillment of the Company’s obligation to fund a deposit account to be used to offset potential losses as required under the processing and services agreement between the parties.

Administrative Agreements

The Company is an interested party to certain administrative contracts with third parties who provide services to the Company under contracts executed with PCH or its affiliates. The Company receives services under common contracts in order to minimize administrative costs for both companies.

The Company adopted the Pipeline Data, LLC 401(k) Profit Sharing Plan and Trust effective February 1, 2011. The 401(k) plan was established by Pipeline Data Inc. (“PDI”), which is a wholly owned subsidiary of PCH, but the terms of the plan allow affiliates (including those of the Company) to participate in the plan in order to minimize administrative costs for both companies. The Company may match participant-elective deferrals at its discretion. Contributions may vary from year to year. The Company made no matching contributions for the year ended December 31, 2011. Further, the Company has common vendor contracts with PCH or its affiliates for certain corporate insurance, employee health benefits, and payroll service providers.

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Additionally, the Company reimburses certain costs to PCH or its affiliates for common services provided by executives or for costs associated with certain general and administrative expenses. The chief executive officer, chief financial officer, and chief legal officer of the Company served in the same capacity as officers of other affiliated companies of PCH. In addition, the members of the Company’s board of directors also either work for or serve as the members of the board of directors for PCH or its affiliates. The Company reimburses PCH or its affiliates for certain overhead and administrative expenses related to the services of the common officers and directors of which generally consist of salaries and related travel expenses. During 2011, the Company recorded $161,522 of costs for such common services, which are included in general and administrative expenses in the accompanying consolidated statement of operations. As of December 31, 2011, the Company recorded a liability of $114,406 payable to PCH or its affiliates for such common services as part of accounts payable on the accompanying consolidated balance sheet.

The Company subleases certain office space and furniture located in Florida, under a verbal agreement with SCM. The lease is a month to month commitment. The Company paid approximately $89,000 in rent under the agreement for the year ended December 31, 2011.

The Company’s results of operations could be different if the Company incurred these costs on its own, although the Company believes the amounts charged by the related entities are reasonable.

10.	SUBSEQUENT EVENTS

The Company has evaluated events that occurred subsequent to December 31, 2011 for potential recognition and disclosure in the accompanying consolidated financial statements through June 4, 2012, the date of issuance of the accompanying consolidated financial statements.

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